As filed with the Securities and Exchange Commission on July 1, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VAALCO Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0274813
(State or Other Jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

4600 Post Oak Place, Suite 300 Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

VAALCO Energy, Inc. 2014 Long Term Incentive Plan

(Full Title of the Plan)

W. Russell Scheirman

President and Chief Operating Officer

4600 Post Oak Place, Suite 300

Houston, Texas 77027

(Name and address of Agent for Service)

(713) 623-0801

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William B. Nelson

Haynes and Boone, LLP

1221 McKinney St., Suite 2100

Houston, Texas 77010

(713) 547-2084

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.10 per share	4,600,000	$7.13	$32,798,000.00	$4,224.39

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock, $0.10 par value (the “Common Stock”), of VAALCO Energy, Inc. (the “Registrant”) that may become issuable as a result of any stock split, stock dividend, recapitalization or similar transaction pursuant to anti-dilution and adjustment provisions of the VAALCO Energy, Inc. 2014 Long Term Incentive Plan (the “2014 Plan”) described herein.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, based on the average of the high and low sale prices of the Registrant’s Common Stock on the New York Stock Exchange on June 30, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement and will be sent or given to participants in the VAALCO Energy, Inc. 2014 Long Term Incentive Plan in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by VAALCO Energy, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 13, 2014 (Commission File No. 001-32167).

(b)	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2014 filed with the Commission on May 7, 2014 (Commission File No. 001-32167).

(c)	Current Reports on Form 8-K (other than those portions furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K) filed with the Commission on January 2, 2014, January 14, 2014, February 4, 2014, May 6, 2014 and June 6, 2014.

(d)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above (to the extent these items were “filed” with the SEC and not “furnished”).

(e)	The description of the Registrant’s common stock contained in the Registration Statement on Form 10 (Registration No. 0-20928) filed on December 3, 1992, as amended by Amendment No. 1 on Form 8 on January 7, 1993, and by Amendment No. 2 on Form 8 on January 25, 1993, including any future amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and the Registrant is not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. The Registrant is not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this Registration Statement, unless otherwise indicated on such Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, in which the Registrant is incorporated, provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at the request of the Registrant as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at the request of the Registrant as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and or purchase indemnity insurance on behalf of its directors and officers. Article Eight of the Certificate of Incorporation, as amended, and Article VII of the Bylaws of the Registrant, as amended, provide, in general, that the Registrant may indemnify its directors, officers, employees and agents (or persons serving at the request of the Registrant as a director, officer, employee or agent of another entity) to the full extent of Delaware law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3, filed with the Commission on July 15, 1998).

4.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 4.2 of the Registrant’s Registration Statement on Form S-3, filed with the Commission on July 15, 1998).

4.3	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Registrant’s Report on Form 10-Q filed with the Commission on May 7, 2014)

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on September 23, 2013).

4.4	Specimen Stock Certificate of the Registrant’s Common Stock (incorporated by reference from Exhibit 4.5 of the Registrant’s Registration Statement on Form S-8, filed with the Commission on August 17, 2001).

5.1	Opinion of Haynes and Boone, LLP, counsel to the Registrant (filed herewith).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

23.3	Consent of Netherland, Sewell & Associates, Inc. (filed herewith).

24.1	Powers of Attorney (included on signature page to this Registration Statement).

99.1	VAALCO Energy, Inc. 2014 Long Term Incentive Plan (incorporated by reference from Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 17, 2014).

Item 9. Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 2014.

By:	/s/ Gregory R. Hullinger
Gregory R. Hullinger, Chief Financial Officer

Each of the undersigned constitutes and appoints Steven P. Guidry or W. Russell Scheirman, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto and other documents in connection therewith, with the Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Steven P. Guidry Steven P. Guidry	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 1, 2014

/s/ W. Russell Scheirman W. Russell Scheirman	President, Chief Operating Officer and Director	July 1, 2014

/s/ Gregory R. Hullinger Gregory R. Hullinger	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 1, 2014

/s/ Frederick W. Brazelton Frederick W. Brazelton	Director	July 1, 2014

/s/ James B. Jennings James B. Jennings	Director	July 1, 2014

/s/ O. Donaldson Chapoton O. Donaldson Chapoton	Director	July 1, 2014

/s/ John J. Myers, Jr. John J. Myers, Jr.	Director	July 1, 2014

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3, filed with the Commission on July 15, 1998).

4.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 4.2 of the Registrant’s Registration Statement on Form S-3, filed with the Commission on July 15, 1998).

4.3	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Registrant’s Report on Form 10-Q filed with the Commission on May 7, 2014)

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on September 23, 2013).

4.4	Specimen Stock Certificate of the Registrant’s Common Stock (incorporated by reference from Exhibit 4.5 of the Registrant’s Registration Statement on Form S-8, filed with the Commission on August 17, 2001).

5.1	Opinion of Haynes and Boone, LLP, counsel to the Registrant (filed herewith).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

23.3	Consent of Netherland, Sewell & Associates, Inc. (filed herewith).

24.1	Powers of Attorney (included on signature page to this Registration Statement).

99.1	VAALCO Energy, Inc. 2014 Long Term Incentive Plan (incorporated by reference from Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 17, 2014).